SPECIMEN STOCK CERTIFICATE


Number                                                                   Shares
DI _________________                                             _______________

                                  DOMINIX, INC
              Incorporated under the laws of the State of Delaware
                                                               CUSIP 257545 10 3

This Certifies That:
                     -----------------------------------------------------------

is the owner of
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FULLY PAID AND NON-ASSESSABLE SHARES OF SHARES OF COMMON STOCK OF $.001 PAR
VALUE OF

                                 DOMINIX, INC.

         Transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed of assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the transfer agent.
              WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: ________________


Chairman/CEO                                                           President

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
New York, New York                  Transfer Agent and Registrar

Authorized Signature